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                                                                     EXHIBIT 5.1

                       [Vinson & Elkins L.L.P Letterhead]

                               December 18, 1996

Cyrix Corporation
2703 North Central Expressway
Richardson, Texas 75080

Ladies and Gentlemen:

    We are acting as counsel for Cyrix Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") relating to a proposed periodic offering and sale of up to an aggregate of 1,000,000 shares (the "Shares") of the Company's common stock, par value $.004 per share (the "Common Stock"), which may be issued pursuant to the Cyrix Corporation 1988 Incentive Stock Plan (the "Plan").

    In this connection, we have examined the corporate records of the Company, including its Restated Certificate of Incorporation, as amended, its Bylaws, as amended, and certain resolutions of the Board of Directors of the Company. We have also examined the Registration Statement, together with the exhibits thereto (including the Plan), and such other certificates of officers of the Company and of public officials, documents and records as we have deemed necessary or appropriate for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

    Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plan have been validly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms of the Plan (and options granted thereunder), the Shares so issued will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                Very truly yours,
                                VINSON & ELKINS L.L.P.

                                By:            /s/ SHARON L. MABERRY
                                     -----------------------------------------
                                                 Sharon L. Maberry